Exhibit 4.6

THIS WARRANT AND THE UNDERLYING SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO SUCH SECURITIES UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

URGENT.LY INC.

WARRANT TO PURCHASE COMMON STOCK

No.[ ]	[ ], 2019

Void After [                ], 2029

THIS CERTIFIES THAT, for value received,[   ], with its principal office at ____________________, or assigns (the “Holder”), is entitled to subscribe for and purchase at the Exercise Price (defined below) from URGENT.LY INC., a Delaware corporation, with its principal office at [   ] (the “Company”) up to [   ] Exercise Shares (as defined below), subject to adjustment pursuant to the terms herein, including but not limited to adjustment pursuant to Section 5 below.

This Warrant to Purchase Common Stock (this “Warrant”) is being issued pursuant to the terms of the Convertible Promissory Note, dated [    ], 2019 by and among the Company and the Holder thereof (the “Note”). Each capitalized term used but not defined in this Warrant has the meaning given to such term in the Note.

1. DEFINITIONS. As used herein, the following terms shall have the following respective meanings:

(a) “Common Stock” shall mean the Company’s Common Stock, par value $[   ] per share.

(b) “Exercise Period” shall mean the period commencing with the date hereof and ending ten (10) years later, unless sooner terminated as provided below.

(c) “Exercise Price” shall mean $[   ] per share, subject to adjustment pursuant to Section 5 below.

(d) “Exercise Shares” shall mean shares of Common Stock issuable upon exercise of this Warrant.

2. EXERCISE OF WARRANT. The rights represented by this Warrant may be exercised in whole or in part at any time during the Exercise Period, by delivery of the following to the Company at its address set forth above (or at such other address as it may designate by notice in writing to the Holder):

(a) An executed Notice of Exercise in the form attached hereto;

(b) Payment of the Exercise Price either (i) in cash, by check or by wire transfer of immediately available funds, or (ii) by cancellation of indebtedness; and

(c) This Warrant.

1.

Upon the exercise of the rights represented by this Warrant, a certificate or certificates for the Exercise Shares so purchased, registered in the name of the Holder or persons affiliated with the Holder, if the Holder so designates, shall be issued and delivered to the Holder within a reasonable time after the rights represented by this Warrant shall have been so exercised. In the event that this Warrant is being exercised for less than all of the then-current number of Exercise Shares purchasable hereunder, the Company shall, concurrently with the issuance by the Company of the number of Exercise Shares for which this Warrant is then being exercised, issue a new Warrant exercisable for the remaining number of Exercise Shares purchasable hereunder.

The person in whose name any certificate or certificates for Exercise Shares are to be issued upon exercise of this Warrant shall be deemed to have become the holder of record of such shares on the date on which this Warrant was surrendered and payment of the Exercise Price was made, irrespective of the date of delivery of such certificate or certificates, except that, if the date of such surrender and payment is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open.

2.1 Net Exercise. Notwithstanding any provisions herein to the contrary, if the fair market value of one share of Common Stock is greater than the Exercise Price (at the date of calculation as set forth below), in lieu of exercising this Warrant by payment of cash, the Holder may elect to receive shares equal to the value (as determined below) of this Warrant (or the portion thereof being canceled) in exchange for the surrender of this Warrant at the principal office of the Company together with the properly endorsed Notice of Exercise in which event the Company shall issue to the Holder a number of shares of Common Stock computed using the following formula:

X= Y (A-B)

A

Where: X	=	the number of shares of Common Stock to be issued to the Holder

Y	=	the number of shares of Common Stock purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being canceled (at the date of such calculation)

A	=	the fair market value of one share of Common Stock (at the date of such calculation)

B	=	Exercise Price (as adjusted to the date of such calculation)

For purposes of the above calculation, the fair market value of one share of Common Stock shall be determined by the Company’s Board of Directors in good faith and taking into account any recent and relevant third-party “409A” valuations, option grants or other issuances of capital stock; provided, however, that in the event that this Warrant is exercised pursuant to this Section 2.1 in connection with the Company’s initial public offering of its Common Stock under the Act (an “IPO”), the fair market value per share shall be the per share offering price to the public in the IPO.

3. COVENANTS OF THE COMPANY.

3.1 Covenants as to Exercise Shares. The Company covenants and agrees that all Exercise Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be validly issued and outstanding, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issuance thereof. The Company further covenants and agrees that the Company will at all times during the Exercise Period, have authorized and reserved, free from preemptive rights, a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Warrant. If at any time during the Exercise Period the number of authorized but unissued shares of Common Stock shall not be sufficient to permit exercise of this Warrant, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

3.2 Notices.

(a) In the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, the Company shall mail to the Holder, at least ten (10) business days prior to the date specified herein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution.

(b) The Company shall provide written notice to the Holder at least ten (10) business days (i) prior to the filing of an effective registration statement for the IPO and (ii) prior to the consummation of an Acquisition.

4. REPRESENTATIONS OF HOLDER.

4.1 Acquisition of Warrant for Personal Account. The Holder represents and warrants that it is acquiring the Warrant and the Exercise Shares solely for its account for investment and not with a view to or for sale or distribution of said Warrant or Exercise Shares or any part thereof, other than potential transfers between affiliates (including affiliated funds). The Holder also represents that the entire legal and beneficial interests of the Warrant and Exercise Shares the Holder is acquiring is being acquired for, and will be held for, its (or its affiliates’) account only.

4.2 Securities Are Not Registered.

(a) The Holder understands that the Warrant and the Exercise Shares have not been registered under the Securities Act of 1933, as amended (the “Act”) on the basis that no distribution or public offering of the stock of the Company is to be effected. The Holder realizes that the basis for the exemption may not be present if, notwithstanding its representations, the Holder has a present intention of acquiring the securities for a fixed or determinable period in the future, selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the securities. The Holder has no such present intention, other than potential transfers between affiliates (including affiliated funds).

(b) The Holder recognizes that the Warrant and the Exercise Shares must be held indefinitely unless they are subsequently registered under the Act or an exemption from such registration is available. The Holder recognizes that the Company has no obligation to register the Warrant or the Exercise Shares of the Company, or to comply with any exemption from such registration.

(c) The Holder is aware that neither the Warrant nor the Exercise Shares may be sold pursuant to Rule 144 adopted under the Act unless certain conditions are met, including, among other things, the existence of a public market for the shares, the availability of certain current public information about the Company, the resale following the required holding period under Rule 144 and the number of shares being sold during any three month period not exceeding specified limitations. Holder is aware that the conditions for resale set forth in Rule 144 have not been satisfied and that the Company presently has no plans to satisfy these conditions in the foreseeable future.

4.3 Disposition of Warrant and Exercise Shares.

(a) The Holder further agrees not to make any disposition of all or any part of the Warrant or Exercise Shares in any event unless and until:

(i) The Company shall have received a letter secured by the Holder from the Securities and Exchange Commission stating that no action will be recommended to the Commission with respect to the proposed disposition;

(ii) There is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with said registration statement; or

(iii) The Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a reasonably detailed statement of the circumstances surrounding the proposed disposition, and if reasonably requested by the Company, the Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, for the Holder to the effect that such offer, sale or other disposition may be effected without registration or qualification (under the Act or any applicable state securities laws then in effect); provided, however, that such statement and opinion will not be required if the disposition is permitted under Rule 144.

(b) Notwithstanding the provisions of paragraph (a) above, the Holder may assign this Warrant and the Exercise Shares to (i) any partner or retired partner of the Holder if Holder is a partnership, (ii) any member or former member of the Holder if Holder is a limited liability company, (iii) any affiliate, including affiliated funds or (iv) any family member or trust for the benefit of the Holder if the Holder is an individual; provided that the Company is given written notice thereof.

(c) The Holder understands and agrees that all certificates evidencing the shares to be issued to the Holder may bear the following legend:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

5. ADJUSTMENT OF EXERCISE SHARES AND PRICE. In the event of changes in the Common Stock of the Company by reason of stock dividends, split-ups, recapitalizations, reclassifications, combinations or exchanges of shares, separations, reorganizations, liquidations, or the like, the number and class of shares available under the Warrant in the aggregate and the Exercise Price shall be correspondingly adjusted to give the Holder of the Warrant, on exercise for the same aggregate Exercise Price, the total number, class, and kind of shares as the Holder would have owned had the Warrant been exercised prior to the event and had the Holder continued to hold such shares until after the event requiring adjustment. The form of this Warrant need not be changed because of any adjustment in the number of Exercise Shares subject to this Warrant.

6. FRACTIONAL SHARES. No fractional shares shall be issued upon the exercise of this Warrant as a consequence of any adjustment pursuant hereto. All Exercise Shares (including fractions) to be issued upon exercise of this Warrant shall be aggregated for purposes of determining whether the exercise would result in the issuance of any fractional share. If, after aggregation, the exercise would result in the issuance of a fractional share, the Company shall, in lieu of issuance of any fractional share, pay the Holder otherwise entitled to such fraction a sum in cash equal to the product resulting from multiplying the then current fair market value of one Exercise Share by such fraction.

7. EARLY TERMINATION. In the event of, at any time during the Exercise Period, (a) an IPO, (b) a Deemed Liquidation Event (as defined in the Company’s Certificate of Incorporation), (c) the consolidation or merger of the Company with or into another corporation (other than a merger solely to effect a reincorporation of the Company into another state or a Reorganization (as defined below), or (d) the sale or other disposition of all or substantially all the properties and assets of the Company in its entirety to any other person, except where such sale or other disposition is to a wholly-owned subsidiary of the Company (each of the transactions described in clauses (b) through (d), an “Acquisition”), this Warrant shall be deemed exercised pursuant to Section 2.1 immediately prior to the date such IPO or Acquisition is closed, as the case may be. In the event of an Acquisition in which the fair market value of one share of Common Stock is less than the Exercise Price (at the date of calculation as set forth in Section 2.1), this Warrant shall terminate immediately prior to the consummation of such Acquisition.

8. REORGANIZATION. In the event of, at any time during the Exercise Period, any capital reorganization of the capital stock of the Company (other than a change in par value or from par value to no par value or no par value to par value or as a result of a stock dividend or subdivision, split-up or combination of shares or an Acquisition (an “Reorganization”), then, as a condition of such Reorganization, lawful and adequate provisions shall be made by the Company whereby the Holder hereof shall thereafter have the right to purchase and receive (in lieu of the Exercise Shares of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby) such shares of stock, securities or other assets or property as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Exercise Shares equal to the number of such shares of stock immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby, and the Exercise Price shall be appropriately adjusted so that the Aggregate Exercise Price after such Reorganization shall be equal to the Aggregate Exercise Price immediately prior to such Reorganization.

9. MARKET STAND-OFF AGREEMENT. Holder hereby agrees that any Exercise Shares issued upon exercise of this Warrant will be subject to Section 2.11 of the Investors’ Rights Agreement (as defined in the Purchase Agreement), as amended from time to time.

10. NO STOCKHOLDER RIGHTS. This Warrant in and of itself shall not entitle the Holder to any voting rights or other rights as a stockholder of the Company.

11. TRANSFER OF WARRANT. Subject to applicable laws, and the restriction on transfer set forth on the first page of this Warrant, this Warrant and all rights hereunder are transferable, by the Holder in person or by duly authorized attorney, upon delivery of this Warrant and the form of assignment attached hereto to any transferee designated by Holder.

12. LOST, STOLEN, MUTILATED OR DESTROYED WARRANT. If this Warrant is lost, stolen, mutilated or destroyed, the Company may, on such terms as to indemnity or otherwise as it may reasonably impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as the Warrant so lost, stolen, mutilated or destroyed. Any such new Warrant shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by anyone.

13. NOTICES, ETC. All notices required or permitted hereunder shall be given in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed email or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five (5) business days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the address of the respective party listed on the first page of this Warrant or at such other address as the Company or Holder may designate by ten (10) business days’ advance written notice to the other party.

14. ACCEPTANCE. Receipt of this Warrant by the Holder shall constitute acceptance of and agreement to all of the terms and conditions contained herein.

15. AMENDMENT. Any term of this Warrant may only be amended or waived by the written consent of the Company and the Holder.

16. GOVERNING LAW. This Warrant shall be governed as to validity, interpretation, construction, effect and all other respects by the laws of the State of Delaware without regard to the principals and conflict of laws.

[Signature Page(s) Follow]

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized officer as of the date first set forth above.

URGENT.LY INC.

By:

Name:

Title:

Address:

NOTICE OF EXERCISE

TO: URGENT.LY INC.

(1) ☐ The undersigned hereby elects to purchase _____________ shares of the Common Stock of URGENT.LY INC. (the “Company”) pursuant to the terms of the attached Warrant, and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

☐ The undersigned hereby elects to purchase _____________ shares of the Common Stock of Urgent.ly Inc. (the “Company”) pursuant to the terms of the net exercise provisions set forth in Section 2.1 of the attached Warrant, and shall tender payment of all applicable transfer taxes, if any.

(2) Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:

(Name)

(Address)

(3) The undersigned represents that (i) the aforesaid shares of Common Stock are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares; (ii) the undersigned is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision regarding its investment in the Company; (iii) the undersigned is experienced in making investments of this type and has such knowledge and background in financial and business matters that the undersigned is capable of evaluating the merits and risks of this investment and protecting the undersigned’s own interests; (iv) the undersigned understands that the shares of Common Stock issuable upon exercise of this Warrant have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), by reason of a specific exemption from the registration provisions of the Securities Act, which exemption depends upon, among other things, the bona fide nature of the investment intent as expressed herein, and, because such securities have not been registered under the Securities Act, they must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available; (v) the undersigned is aware that the aforesaid shares of Common Stock may not be sold pursuant to Rule 144 adopted under the Securities Act unless certain conditions are met and until the undersigned has held the shares for the number of years prescribed by Rule 144, that among the conditions for use of the Rule is the availability of current information to the public about the Company and the Company has not made such information available and has no present plans to do so; and (vi) the undersigned agrees not to make any disposition of all or any part of the aforesaid shares of Common Stock unless and until there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with said registration statement, or the undersigned has provided the Company with an opinion of counsel satisfactory to the Company, stating that such registration is not required.

(Date)	(Signature)

(Print name)

ASSIGNMENT FORM

(To assign the foregoing Warrant, execute this form

and supply required information. Do not use this

form to purchase shares.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name:
(Please Print)

Address:
(Please Print)

Dated: ___________, 20__

Holder’s Signature:

Holder’s Address:

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatever. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.